Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports First Quarter 2026 Results
•Q1 2026 EPS $5.85 and Adjusted EPS $4.69
•Record Q1 After-Sales gross profit; total store growth of 5%
•Record Q1 CFS gross profit per unit
•Substantial portfolio and profitability growth at AN Finance
•Sequential improvements in new and used vehicle unit profitability
•Share repurchases of $300 million in Q1 (4% share count reduction)

FORT LAUDERDALE, Fla., (May 1, 2026) — AutoNation, Inc. (NYSE: AN) today reported first quarter 2026 revenue of $6.6 billion, a decrease of 2% compared to the same period a year ago. For the quarter, EPS was $5.85, compared to $4.45 a year ago, and Adjusted EPS was $4.69, compared to $4.68 a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“We are pleased to report our strong first quarter results highlighted by record gross profit in After-Sales and record unit profitability in Customer Financial Services. Unit profitability for new and used vehicles increased sequentially. These gains largely offset expected year‑over‑year declines in unit sales,” said Mike Manley, Chief Executive Officer of AutoNation. “Adjusted earnings per share increased year-over-year for the fifth consecutive quarter, and strong cash flow conversion supported our continued deployment of capital toward share repurchases. AutoNation Finance continued to scale, growing its portfolio to $2.4 billion while improving profitability, credit performance, and debt funding. Our diversified earnings profile, flexible cost structure, and strong balance sheet and cash flows continue to support resilient performance and disciplined capital deployment to generate shareholder returns in a dynamic operating environment,” Manley concluded.

Operational Summary
First Quarter 2026 compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data and unit sales)
	Three Months Ended March 31,
	2026	2025	YoY
Revenue	$6,552.1	$6,690.4	-2%
Gross Profit	$1,211.1	$1,219.9	-1%
Operating Income	$314.3	$336.0	-6%
Net Income	$205.4	$175.5	17%
Diluted EPS	$5.85	$4.45	31%
Diluted weighted average common shares outstanding	35.1	39.4	-11%

Same-store Revenue	$6,404.7	$6,650.5	-4%
Same-store Gross Profit	$1,182.7	$1,212.9	-2%

Same-store New Vehicle Retail Unit Sales	56,316	62,156	-9%
Same-store Used Vehicle Retail Unit Sales	64,182	67,370	-5%

Selected Non-GAAP Financial Data*
($ in millions, except per share data)
	Three Months Ended March 31,
	2026	2025	YoY
Adjusted Operating Income	$311.7	$334.5	-7%
Adjusted Net Income	$164.6	$184.2	-11%
Adjusted Diluted EPS	$4.69	$4.68	—%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables. 2026 Adjusted Diluted EPS excludes net gains on equity investments of $54 million.

Capital Allocation, Liquidity, and Leverage
For the quarter, cash used in operating activities was $22 million, auto loans receivable, net, increased $254 million, capital expenditures were $56 million, and adjusted free cash flow was $256 million, or 155% of adjusted net income.

During the quarter, AutoNation repurchased 1.5 million shares of common stock for an aggregate purchase price of $300 million, or $201 per share. Year-to-date through April 29, 2026, AutoNation repurchased 1.9 million shares, for an aggregate purchase price of $391 million, or $201 per share, and has more than $685 million of repurchase authorization remaining under its current share repurchase program.

As of March 31, 2026, AutoNation had $1.6 billion of liquidity, including $66 million in cash and $1.6 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.57x at quarter end and the Company had $4.1 billion of non-vehicle debt outstanding.

In January 2026, AN Finance completed its second asset-backed term securitization, generating $749.2 million in funding for its auto loan portfolio at a weighted-average fixed interest rate of 4.25%. The strong advance rates of this ABS transaction helped improve the debt funded status of the $2.4 billion portfolio to 90 percent.

The first quarter conference call may be accessed by telephone at 800-715-9871 (Conference ID: 90621) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com. The webcast will also be made available on AutoNation’s investor relations website following the call under “Events & Presentations.” Finally, additional information regarding AutoNation’s results can be found in the Investor Presentation available on the investor relations website.

About AutoNation, Inc.
AutoNation, one of the largest automotive retailers in the United States, offers innovative products and exceptional services as part of a portfolio of comprehensive solutions for our customers and their automotive needs. With a nationwide network of dealerships strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, parts, and expert maintenance and repair services. Through DRV PNK, we have raised over $50 million for cancer-related causes, demonstrating our commitment to making a positive difference in the lives of our Associates, Customers, and the communities we serve.

Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations.
NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “estimates,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation Finance, statements regarding our expectations for shareholder returns, potential tariff-related impacts, and the future performance of our business and the automotive retail industry, including during 2026, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: economic conditions, including changes in tariffs, unemployment, interest, and/or inflation rates, consumer demand, and fuel prices; our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments; our ability to maintain or improve gross profit margins; our ability to maintain or gain market share; legal, reputational, and financial risks resulting from cyber incidents and the potential impact on our operating results; the receipt of any insurance or other recoveries in connection with any cyber incidents; our ability to successfully implement and maintain expense controls; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; changes in automotive laws and regulation affecting our business, including fuel economy requirements; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue:
New vehicle	$3,011.0	$3,248.1
Used vehicle	1,963.8	1,922.4
Parts and service	1,220.9	1,164.0
Finance and insurance, net	352.0	352.5
Other	4.4	3.4
Total revenue	6,552.1	6,690.4
Cost of sales:
New vehicle	2,866.5	3,073.2
Used vehicle	1,842.4	1,797.9
Parts and service	627.5	596.3
Other	4.6	3.1
Total cost of sales	5,341.0	5,470.5
Gross profit	1,211.1	1,219.9
AutoNation Finance income	9.4	0.1
Selling, general, and administrative expenses	842.2	821.9
Depreciation and amortization	63.0	61.8
Other expense, net(1)	1.0	0.3
Operating income	314.3	336.0
Non-operating income (expense) items:
Floorplan interest expense	(41.8)	(46.5)
Other interest expense	(48.0)	(42.3)
Other income (loss), net(2)	51.2	(13.2)
Income before income taxes	275.7	234.0
Income tax provision	70.3	58.5
Net income	$205.4	$175.5

Diluted earnings per share	$5.85	$4.45
Diluted weighted average common shares outstanding	35.1	39.4

Common shares outstanding, net of treasury stock, at period end	33.9	37.9

(1)Includes asset impairments and net gains on business/property divestitures.
(2)Includes net gains and losses on minority equity investments, as well as net losses related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
Revenue:
New vehicle	$3,011.0	$3,248.1	$(237.1)	(7.3)
Retail used vehicle	1,819.6	1,792.1	27.5	1.5
Wholesale	144.2	130.3	13.9	10.7
Used vehicle	1,963.8	1,922.4	41.4	2.2
Finance and insurance, net	352.0	352.5	(0.5)	(0.1)
Total variable operations	5,326.8	5,523.0	(196.2)	(3.6)
Parts and service	1,220.9	1,164.0	56.9	4.9
Other	4.4	3.4	1.0
Total revenue	$6,552.1	$6,690.4	$(138.3)	(2.1)
Gross profit:
New vehicle	$144.5	$174.9	$(30.4)	(17.4)
Retail used vehicle	104.9	113.0	(8.1)	(7.2)
Wholesale	16.5	11.5	5.0
Used vehicle	121.4	124.5	(3.1)	(2.5)
Finance and insurance	352.0	352.5	(0.5)	(0.1)
Total variable operations	617.9	651.9	(34.0)	(5.2)
Parts and service	593.4	567.7	25.7	4.5
Other	(0.2)	0.3	(0.5)
Total gross profit	1,211.1	1,219.9	(8.8)	(0.7)
AutoNation Finance income	9.4	0.1	9.3
Selling, general, and administrative expenses	842.2	821.9	(20.3)	(2.5)
Depreciation and amortization	63.0	61.8	(1.2)
Other expense, net	1.0	0.3	(0.7)
Operating income	314.3	336.0	(21.7)	(6.5)
Non-operating income (expense) items:
Floorplan interest expense	(41.8)	(46.5)	4.7
Other interest expense	(48.0)	(42.3)	(5.7)
Other income (loss), net	51.2	(13.2)	64.4
Income before income taxes	$275.7	$234.0	$41.7	17.8

Retail vehicle unit sales:
New	57,482	62,387	(4,905)	(7.9)
Used	65,818	68,000	(2,182)	(3.2)
	123,300	130,387	(7,087)	(5.4)

Revenue per vehicle retailed:
New	$52,382	$52,064	$318	0.6
Used	$27,646	$26,354	$1,292	4.9

Gross profit per vehicle retailed:
New	$2,514	$2,803	$(289)	(10.3)
Used	$1,594	$1,662	$(68)	(4.1)
Finance and insurance	$2,855	$2,703	$152	5.6
Total variable operations(1)	$4,878	$4,912	$(34)	(0.7)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2026 (%)	2025 (%)
Revenue mix percentages:
New vehicle	46.0	48.5
Used vehicle	30.0	28.7
Parts and service	18.6	17.4
Finance and insurance, net	5.4	5.3
Other	—	0.1
	100.0	100.0
Gross profit mix percentages:
New vehicle	11.9	14.3
Used vehicle	10.0	10.2
Parts and service	49.0	46.5
Finance and insurance	29.1	28.9
Other	—	0.1
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.8	5.4
Used vehicle - retail	5.8	6.3
Parts and service	48.6	48.8
Total	18.5	18.2
Selling, general, and administrative expenses	12.9	12.3
Operating income	4.8	5.0
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	69.5	67.4
Operating income	26.0	27.5

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
Revenue:
Domestic	$1,716.6	$1,717.4	$(0.8)	—
Import	2,048.1	2,047.3	0.8	—
Premium luxury	2,441.5	2,576.5	(135.0)	(5.2)
Total Franchised Dealerships	6,206.2	6,341.2	(135.0)	(2.1)
Corporate and other	345.9	349.2	(3.3)	(0.9)
Total consolidated revenue	$6,552.1	$6,690.4	$(138.3)	(2.1)

Segment income(1):
Domestic	$78.1	$69.0	$9.1	13.2
Import	113.8	126.2	(12.4)	(9.8)
Premium luxury	154.8	178.7	(23.9)	(13.4)
Total Franchised Dealerships	346.7	373.9	(27.2)	(7.3)
AutoNation Finance income	9.4	0.1	9.3
Corporate and other	(83.6)	(84.5)	0.9
Add: Floorplan interest expense	41.8	46.5	(4.7)
Operating income	$314.3	$336.0	$(21.7)	(6.5)
(1) Segment income for the Domestic, Import, and Premium Luxury reportable segments is a non-GAAP measure and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	15,858	16,778	(920)	(5.5)
Import	26,779	28,003	(1,224)	(4.4)
Premium luxury	14,845	17,606	(2,761)	(15.7)

Retail used vehicle unit sales:
Domestic	17,907	18,424	(517)	(2.8)
Import	23,034	23,155	(121)	(0.5)
Premium luxury	18,174	19,017	(843)	(4.4)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2026 (%)	2025 (%)
Domestic:
Ford, Lincoln	12.1	11.3
Chevrolet, Buick, Cadillac, GMC	10.4	10.7
Chrysler, Dodge, Jeep, Ram	5.1	4.9
Domestic total	27.6	26.9
Import:
Toyota	22.7	20.2
Honda	12.3	12.7
Hyundai	3.4	3.5
Subaru	3.9	4.1
Other Import	4.3	4.4
Import total	46.6	44.9
Premium Luxury:
Mercedes-Benz	9.2	9.7
BMW	8.6	9.2
Lexus	3.2	3.5
Audi	1.7	2.1
Jaguar Land Rover	1.9	2.2
Other Premium Luxury	1.2	1.5
Premium Luxury total	25.8	28.2
	100.0	100.0

AutoNation Finance	Three Months Ended March 31,
	2026	2025	$ Variance
Interest margin:
Interest and fee income	$62.7	$41.9	$20.8
Interest expense	(24.4)	(13.9)	(10.5)
Total interest margin	38.3	28.0	10.3
Provision for credit losses	(19.5)	(18.9)	(0.6)
Total interest margin after provision for credit losses	18.8	9.1	9.7
Direct expenses(1)	(9.4)	(9.0)	(0.4)
AutoNation Finance income	$9.4	$0.1	$9.3

(1) Direct expenses are comprised primarily of compensation expenses and loan administration costs incurred by our auto finance company.

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Allocation	Three Months Ended March 31,
	2026	2025
Capital expenditures	$56.4	$75.2
Cash paid for acquisitions, net of cash acquired	$—	$69.6
Cash received from divestitures, net of cash relinquished	$12.7	$—
Stock repurchases:
Aggregate purchase price(1)	$300.0	$224.8
Shares repurchased (in millions)	1.5	1.4

New Vehicle Floorplan Assistance and Expense	Three Months Ended March 31,
	2026	2025	Variance
Floorplan assistance earned (included in cost of sales)	$30.4	$31.1	$(0.7)
New vehicle floorplan interest expense	(40.0)	(44.0)	4.0
Net new vehicle inventory carrying expense	$(9.6)	$(12.9)	$3.3

Balance Sheet and Other Highlights	March 31, 2026	December 31, 2025	March 31, 2025
Cash and cash equivalents	$65.5	$58.6	$70.5
Inventory	$3,444.4	$3,404.9	$3,231.6
Floorplan notes payable	$3,759.0	$3,828.3	$3,558.9
Auto loans receivable, net	$2,371.2	$2,140.2	$1,397.7
Non-recourse debt	$2,185.6	$1,944.6	$1,080.2
Non-vehicle debt	$4,115.9	$3,979.5	$3,962.7
Equity	$2,226.9	$2,341.1	$2,403.2

New days supply (industry standard of selling days)	46 days	45 days	38 days
Used days supply (trailing calendar month days)	35 days	38 days	36 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.57x
Covenant	less than or equal to	3.75x

Interest coverage ratio		4.73x
Covenant	greater than or equal to	3.00x

(1) Excludes excise taxes imposed under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended March 31,
	Operating Income		Income Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025
As reported	$314.3	$336.0	$275.7	$234.0	$70.3	$58.5	25.5%	25.0%	$205.4	$175.5	$5.85	$4.45
Decrease in compensation expense related to market valuation changes in deferred compensation obligations(4)	(2.6)	(1.5)	—	—	—	—			—	—	$—	$—
Net (gain) loss on equity investments	—	—	(54.0)	11.5	(13.2)	2.8			(40.8)	8.7	$(1.16)	$0.22
Adjusted	$311.7	$334.5	$221.7	$245.5	$57.1	$61.3	25.8%	25.0%	$164.6	$184.2	$4.69	$4.68

	Three Months Ended March 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2026	2025	2026	2025
As reported	$842.2	$821.9	69.5	67.4
Excluding:
Decrease in compensation expense related to market valuation changes in deferred compensation obligations	(2.6)	(1.5)
Adjusted	$844.8	$823.4	69.8	67.5

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding losses related to changes in the cash surrender value of corporate-owned life insurance (“COLI”) for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

Free Cash Flow	Three Months Ended March 31,
	2026	2025
Net cash provided by (used in) operating activities	$22.2	$(52.5)
Net proceeds from (payments of) vehicle floorplan - non-trade	36.3	(0.9)
Increase in auto loans receivable, net	253.5	365.4
Adjusted cash provided by operating activities	312.0	312.0
Purchases of property and equipment	(56.4)	(75.2)
Adjusted free cash flow	$255.6	$236.8
Adjusted net income	$164.6	$184.2
Adjusted free cash flow conversion %	155	129

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
Revenue:
New vehicle	$2,949.8	$3,238.5	$(288.7)	(8.9)
Retail used vehicle	1,773.4	1,778.4	(5.0)	(0.3)
Wholesale	140.9	129.4	11.5	8.9
Used vehicle	1,914.3	1,907.8	6.5	0.3
Finance and insurance, net	344.1	350.8	(6.7)	(1.9)
Total variable operations	5,208.2	5,497.1	(288.9)	(5.3)
Parts and service	1,192.1	1,150.1	42.0	3.7
Other	4.4	3.3	1.1
Total revenue	$6,404.7	$6,650.5	$(245.8)	(3.7)

Gross profit:
New vehicle	$141.5	$174.6	$(33.1)	(19.0)
Retail used vehicle	103.2	112.4	(9.2)	(8.2)
Wholesale	16.4	11.6	4.8
Used vehicle	119.6	124.0	(4.4)	(3.5)
Finance and insurance	344.1	350.8	(6.7)	(1.9)
Total variable operations	605.2	649.4	(44.2)	(6.8)
Parts and service	577.6	563.1	14.5	2.6
Other	(0.1)	0.4	(0.5)
Total gross profit	$1,182.7	$1,212.9	$(30.2)	(2.5)

Retail vehicle unit sales:
New	56,316	62,156	(5,840)	(9.4)
Used	64,182	67,370	(3,188)	(4.7)
	120,498	129,526	(9,028)	(7.0)

Revenue per vehicle retailed:
New	$52,379	$52,103	$276	0.5
Used	$27,631	$26,398	$1,233	4.7

Gross profit per vehicle retailed:
New	$2,513	$2,809	$(296)	(10.5)
Used	$1,608	$1,668	$(60)	(3.6)
Finance and insurance	$2,856	$2,708	$148	5.5
Total variable operations(1)	$4,886	$4,924	$(38)	(0.8)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2026 (%)	2025 (%)
Revenue mix percentages:
New vehicle	46.1	48.7
Used vehicle	29.9	28.7
Parts and service	18.6	17.3
Finance and insurance, net	5.4	5.3
Other	—	—
	100.0	100.0
Gross profit mix percentages:
New vehicle	12.0	14.4
Used vehicle	10.1	10.2
Parts and service	48.8	46.4
Finance and insurance	29.1	28.9
Other	—	0.1
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.8	5.4
Used vehicle - retail	5.8	6.3
Parts and service	48.5	49.0
Total	18.5	18.2